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                                                                     EXHIBIT 2.2

                                FIRST AMENDMENT
                        TO AGREEMENT AND PLAN OF MERGER

     This First Amendment to the Agreement and Plan of Merger (the "Amendment Agreement") is made as of the 17/th/ day of January, 2000 by and among Petopia.com, Inc., a Delaware corporation ("Petopia"), ICOD Acquisition Corp., a
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Delaware corporation and the wholly-owned subsidiary of Petopia ("Petopia Sub"),
                                                                  -----------
and C/R Catalog Corp. (d/b/a In the Company of Dogs), a Delaware corporation
(the "Company").
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     WHEREAS, on December 29, 1999 Petopia, Petopia Sub and the Company entered into an Agreement and Plan of Merger (the "Merger Agreement").

     WHEREAS, Petopia, Petopia Sub and the Company now wish to amend the Merger Agreement to reflect certain additional agreements among the parties thereto.

     WHEREAS, Section 9.4 of the Merger Agreement provides that the parties thereto may amend the Merger Agreement by written amendment.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereto mutually agree as follows:

     1.  Definitions.  All capitalized terms used and not otherwise defined
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herein shall have the respective meanings assigned to them in the Merger
Agreement.

     2.  Amendment of Section 1.4(a)(ii)(B).  Section 1.4(a)(ii)(B) of the
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Merger Agreement is hereby amended by deleting the number "$1,000,000" contained therein and replacing it with the number "$600,000".

     3.  Amendment to Section 6.3(o).  Section 6.3(o) of the Merger Agreement is
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hereby deleted in its entirety.

     4.  Amendment of Section 8.2(a).  Section 8.2(a) of the Merger Agreement is
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hereby amended by deleting the date "January 17, 2000" contained therein and replacing it with the date "January 18, 2000".

     5.  Amendment to Exhibits K-1 and K-2.  Exhibits K-1 and K-2 to the Merger
         ---------------------------------
Agreement are attached hereto as Exhibits A and B.

     6.  No Further Changes.  All other terms, conditions and representations in
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the Merger Agreement shall remain unaltered by this Amendment Agreement.

     7.  Counterparts.  This Amendment Agreement may be executed in any number
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of counterparts and signature pages may be delivered by facsimile, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against each of the parties hereto actually executing such counterparts, and all of which together shall constitute one instrument.

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     IN WITNESS WHEREOF, the parties have executed this Amendment Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.
                                     PETOPIA.COM, INC.,
                                     a Delaware corporation


                                     By:     /s/ Andrea Reisman
                                        ------------------------------
                                        Name: Andrea Reisman, CEO


                                     ICOD ACQUISITION CORP.,
                                     a Delaware corporation


                                     By:    /s/ Andrea Reisman
                                        ------------------------------
                                       Name: Andrea Reisman, CEO


                                     C/R CATALOG CORP.
                                     (d/b/a In the Company of Dogs),
                                     a Delaware corporation


                                     By:      /s/ Scott Vertrees
                                        -------------------------
                                         Name:  Scott Vertrees
                                         Title:  President